UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

GRUBHUB INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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111 W. Washington Street, Suite 2100

Chicago, Illinois 60602

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Dear Grubhub Stockholder:

As previously disclosed in our proxy statement, the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Grubhub Inc. will be held on Monday, May 19, 2020 at 8:00 a.m. (Central Time) virtually, via the Internet, at www.virtualshareholdermeeting.com/GRUB2020. For purposes of clarification, please be advised that, due to health and safety concerns arising from the COVID-19 outbreak, we will not conduct the in-person meeting referenced in the Notice of Internet Availability of Proxy Materials (“Notice”) you will receive in the mail or that is referenced on the proxy card. The Notice and proxy card were printed before the decision was made to have a virtual meeting only.

As described in the proxy statement, you will be able to attend the virtual meeting online and vote your shares electronically during the meeting by visiting http://www.virtualshareholdermeeting.com/GRUB2020 and using the 16-digit control number included on your Notice or proxy card.

As always, we encourage you to vote your shares prior to the Annual Meeting.

By Order of the Board of Directors,

Margo Drucker

Chief Legal Officer and Secretary

April 10, 2020